Exhibit 10.1

Stock Option Award Agreement	Equity LifeStyle Properties, Inc.
FEIN: 36-3857684
Two North Riverside Plaza
Suite 800
Chicago, Illinois 60606

Grantee’s Name	Plan:	1992 Stock Option and Stock
Grantee’s Address		Award Plan, as amended and restated
Grantee’s ID: ________________

1.	Effective ___, you have been granted Options to purchase ___Shares of Equity LifeStyle Properties, Inc. (the “Company”) at $___ per Share.

2.	The total option price of the Options granted is $___.

3.	The Options will become fully vested, and will expire, on the respective dates shown below.

# of Options	Vest Type	Full Vesting	Expiration
<Insert #>	On Vesting Date	<insert date>	<insert date>
<Insert #>	On Vesting Date	<insert date>	<insert date>
<Insert #>	On Vesting Date	<insert date>	<insert date>
4.	(a)	This Agreement is subject in all respects to the Plan (as defined below). The Plan is incorporated herein by reference as though set forth in full; unless the context requires otherwise, capitalized terms not defined herein shall have the respective meanings given to such terms in the Plan.

	(b)	The authority to manage and control the operation and administration of this Agreement and interpret the provisions of this Agreement shall be vested in the Committee. Any interpretation of this Agreement by the Committee and any decision made by the Committee hereunder is final and binding on all persons.

	(c)	This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)	Grantee agrees that, at the request of the Committee, Grantee shall represent to the Company in writing that the Shares being acquired are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act of 1933 or if there is an available exemption for such disposition. Grantee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Options.

(e)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
By your signature and the Company’s signature below, you and the Company agree that these Options are granted under and governed by the terms and conditions of the Company’s 1992 Stock Option and Stock Award Plan (as amended and restated) (the “Plan”).

Equity LifeStyle Properties, Inc.

By:

	Name: Title:	Date

	Grantee	Date